Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-98738, No. 333-39407, No. 333-38730 and No. 333-67050) pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated Stock Option Plan, as amended in the Registration Statement (Form S-8 No. 333-53772) pertaining to the Vion Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan, and

(2)	Registration Statement (Form S-3 No. 333-37941, No. 333-61477, No. 333-79939, No. 333-95671 and No. 333-58206) of Vion Pharmaceuticals, Inc. and in the related Prospectus;

of our reports dated February 21, 2005, with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc., Vion Pharmaceuticals, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vion Pharmaceuticals, Inc., included in this Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2005